                                                                  Exhibit 10.1



                            ASSET PURCHASE AGREEMENT


                                   DATED AS OF

                                  APRIL 3, 1999

                                      AMONG

                                MOBILE MINI, INC.
                                     (BUYER)

                      NATIONAL SECURITY CONTAINERS, L.L.C.
                                    (SELLER)

                                       AND

                                ALFRED R. GHELFI
                                   (GUARANTOR)
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                                TABLE OF CONTENTS

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ARTICLE 1.  TRANSFER OF ASSETS....................................................................................1
   1.1.  Real Property Leases.....................................................................................2
   1.2.  Containers and Trailer Storage Units.....................................................................2
   1.3. Equipment and Personal Property...........................................................................2
   1.4. Inventory.................................................................................................2
   1.5. Contracts and Other Agreements............................................................................2
   1.6. Accounts Receivable.......................................................................................2
   1.7.  Intellectual Property....................................................................................2
   1.8.  Books and Records........................................................................................3
   1.9.  Prepaid Expenses.........................................................................................3
   1.10.  Permits, Etc............................................................................................3
   1.11.  All Property Not Elsewhere Described....................................................................3
   1.12. Warranties and Guarantees................................................................................3
   1.13.  Excluded Assets.........................................................................................3

ARTICLE 2. PURCHASE PRICE.........................................................................................4
   2.1.  Payment of Purchase Price................................................................................4
   2.2.  Allocation of Purchase Price.............................................................................4

ARTICLE 3.  THE CLOSING...........................................................................................4
   3.1. Closing Balance Sheet.....................................................................................4
   3.2.  Selling Parties' Obligations at the Closing..............................................................5
   3.3.  Buyer's Obligations at the Closing.......................................................................6
   3.4. Post-Closing Selling Party Further Assurances.............................................................7

ARTICLE 4. ASSUMPTION OF LIABILITIES; SELLER'S\EMPLOYEES; COLLECTION OF RECEIVABLES...............................7
   4.1.  Assumption of Liabilities................................................................................7
   4.2. Seller's Accounts Receivable..............................................................................9
   4.3. Security Deposits.........................................................................................9

ARTICLE 5.  CERTAIN ARRANGEMENTS REGARDING EMPLOYEES..............................................................9
   5.1. Employees.................................................................................................9
   5.2. Employee Compensation; Stay Bonus Programs...............................................................10
   5.3. Retained Liabilities with Respect to the Employees.......................................................10
   5.4. Buyer's Option to Hire Seller's Employees................................................................10
   5.5. Seller's Further Assurances Regarding Employees..........................................................11
   5.6. Worker's Compensation....................................................................................11

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES....................................................11
   6.1.  Organization; Good Standing and Qualification...........................................................11
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   6.2.  Inventory Summary.......................................................................................11
   6.3. No Dealership Agreements.................................................................................11
   6.4.  Real Property...........................................................................................11
   6.5.  Zoning..................................................................................................12
   6.6.  Storage Units...........................................................................................12
   6.7.  Other Tangible Personal Property........................................................................12
   6.8.  Contracts and Other Agreements..........................................................................12
   6.9.  Intellectual Property...................................................................................14
   6.10.  Financial Statements...................................................................................15
   6.11.  Employees..............................................................................................16
   6.12.  Title to Assets........................................................................................16
   6.13.  Customers and Sales....................................................................................16
   6.14.  Insurance Policies.....................................................................................16
   6.15.  Compliance with Laws...................................................................................16
   6.16. Litigation..............................................................................................17
   6.17.  Agreement Will Not Cause Breach or Violation...........................................................17
   6.18.  Authority and Consents.................................................................................17
   6.19.  Interest in Customers, Suppliers and Competitors.......................................................17
   6.20.  Environmental Matters..................................................................................18
   6.21.  Documents Delivered....................................................................................19
   6.22.  Prepaid Storage Unit Fees..............................................................................19
   6.23.  Investment Representation..............................................................................19
   6.24.  Intentionally Omitted..................................................................................20
   6.25.  Promotions and Special Offers..........................................................................20
   6.26.  Future Commitments.....................................................................................20
   6.27. Receivables.............................................................................................20
   6.28. Taxes...................................................................................................20
   6.29. Absence of Certain Changes or Events....................................................................21
   6.30. Inventories.............................................................................................23
   6.31. Undisclosed Liabilities.................................................................................23
   6.32. Product Warranties......................................................................................23
   6.33.  Full Disclosure........................................................................................23

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................23
   7.1. Organization and Qualification...........................................................................23
   7.2. Authority; Non-Contravention; Approvals..................................................................24
   7.3. Valid Issuance of Shares.................................................................................24
   7.4. Capitalization...........................................................................................25
   7.5. Information..............................................................................................25
   7.6. Financing................................................................................................25

ARTICLE 8.  SELLING PARTIES' OBLIGATIONS BEFORE CLOSING..........................................................25
   8.1.  Buyer's Access to Premises and Information..............................................................25
   8.2.  Conduct of Business in Normal Course....................................................................26
   8.3.  Preservation of Business and Relationships..............................................................27
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   8.4.  Maintenance of Insurance................................................................................27
   8.5.  Consent of Others.......................................................................................27
   8.6.  Representations and Warranties True at Closing..........................................................27
   8.7.  Sales and Use Tax of Prior Sales........................................................................27
   8.8.  Statutory Filings.......................................................................................28
   8.9. Transition Services......................................................................................28

ARTICLE 9.  CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE..........................................................28
   9.1.  Accuracy of Representations and Warranties..............................................................28
   9.2.  Absence of Liens........................................................................................28
   9.3.  Selling Parties' Performance............................................................................28
   9.4.  Absence of Litigation...................................................................................28
   9.5.  Approval................................................................................................28
   9.6.  Consents................................................................................................29
   9.7.  Approval of Documents and Closing Balance Sheet.........................................................29
   9.8.  Bill of Sale; Transfer Documents........................................................................29
   9.9.  Non-Competition Agreement...............................................................................29
   9.10. Corporate Documents.....................................................................................29
   9.11. Good Standing Certificates..............................................................................29
   9.12. Environmental Assessment Report.........................................................................29
   9.13. SCHEDULE 6.2............................................................................................29
   9.14. HSR Waiting Period......................................................................................29
   9.15. Financial Statements....................................................................................29
   9.16. Transition Services Agreement...........................................................................30
   9.17. License Agreement.......................................................................................30
   9.18. Opinion of Seller's Counsel.............................................................................30

ARTICLE 10.  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE........................................................30
   10.1.  Accuracy of Buyer's Representations and Warranties.....................................................30
   10.2.  Buyer's Performance....................................................................................30
   10.3.  Certification by Buyer.................................................................................30
   10.4.  Buyer's Corporate Approval.............................................................................30
   10.5.  Absence of Litigation..................................................................................30
   10.6.  Certificate of Designations............................................................................30
   10.7. Approval of Documents...................................................................................31
   10.8. Consents................................................................................................31
   10.9. HSR Waiting Period......................................................................................31
   10.10. Assignment and Assumption..............................................................................31
   10.11. Registration Rights....................................................................................31
   10.12. License Agreement......................................................................................31
   10.13. Opinion of Buyer's Counsel.............................................................................31
   10.14. Buyer Good Standing....................................................................................31

ARTICLE 11. INDEMNIFICATION......................................................................................31
   11.1.  Indemnification of Buyer...............................................................................31
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   11.2.  Guarantee..............................................................................................32
   11.3. Indemnification of Seller...............................................................................32
   11.4. Exclusive Remedy........................................................................................33

ARTICLE 12. BUYER'S PRE-CLOSING OBLIGATIONS; BUYER AND
SELLING PARTY POST CLOSING OBLIGATIONS...........................................................................33
   12.1. Buyer's Pre-Closing Obligations.........................................................................33
   12.2. Seller's Post-Closing Obligations.......................................................................34
   12.3. Buyer's Post Closing Obligations........................................................................34

ARTICLE 13.  MISCELLANEOUS.......................................................................................35
   13.1. Nature and Survival of Representations and Warranties...................................................35
   13.2.  Finder's or Broker's Fees..............................................................................35
   13.3.  Expenses...............................................................................................36
   13.4.  Headings...............................................................................................36
   13.5.  Entire Agreement; Modification; Waiver.................................................................36
   13.6. Knowledge...............................................................................................36
   13.7.  Counterparts...........................................................................................36
   13.8.  Parties in Interest....................................................................................36
   13.9.  Assignment.............................................................................................36
   13.10.  Recovery of Litigation Costs..........................................................................36
   13.11.  Conditions Permitting Termination.....................................................................37
   13.12.  Defaults Permitting Termination; Other Termination Rights.............................................37
   13.13. Notices................................................................................................37
   13.14. Governing Law; Jurisdiction; Venue.....................................................................38
   13.15. Announcements..........................................................................................38
   13.16. References.............................................................................................38
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Schedule 1.1          Real Property Leases
Schedule 1.2          Storage Units
Schedule 1.3          Personal Property
Schedule 1.5          Other Agreements
Schedule 1.10         Permits
Schedule 1.13         Excluded Assets
Schedule 2.2          Allocation of Purchase Price
Schedule 4.1(a)       Stay Bonus Programs
Schedule 4.1(d)       Specifically Excluded Liabilities
Schedule 6.2          Monthly Inventory Summaries
Schedule 6.3          Dealership Agreements
Schedule 6.4          Required Real Property Lease Consents
Schedule 6.6          Condition
Schedule 6.8          Storage Unit Contracts
Schedule 6.9          Intellectual Property
Schedule 6.10         Financial Statements
Schedule 6.11         Employee Plans
Schedule 6.13         Seller's Customer Lists
Schedule 6.14         Insurance
Schedule 6.16         Litigation
Schedule 6.18         Consents
Schedule 6.19         Interest in Customers, Suppliers and Competitors
Schedule 6.20         Environmental Matters
Schedule 6.22         Prepaid Storage Unit Fees
Schedule 6.25         Promotions and Special Offers
Schedule 6.26         Future Commitments
Schedule 6.28         Taxes
Schedule 6.29         Certain Changes
Schedule 12.3         Named Dealers

Exhibit A             Terms of Series B Preferred Stock
Exhibit B             Bill of Sale
Exhibit C             Assignment and Assumption Agreements
                      (1)           Assignment and Assumption of Real Property Leases
                      (2)           Assignment and Assumption of Contracts and Other Agreements
                      (3)           Liability Assumption Agreement
Exhibit D             Non-Competition Agreement
Exhibit E             Seller's Certificate
Exhibit F             Members' Certificates
Exhibit G             Registration Rights Agreement
Exhibit H             Seller's Counsel Opinion
Exhibit I             Transition Services Agreements Terms
Exhibit J             Terms of License to TEP-98, LLP
Exhibit K             Buyer's Counsel Opinion

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement"), dated April 3, 1999, among Mobile Mini, Inc., a Delaware corporation ("Buyer"), National Security Containers, L.L.C., an Arizona limited liability company ("Seller"), and Alfred
R. Ghelfi, an individual and on behalf of his marital community (the "Guarantor"). Seller and the Guarantor are sometimes collectively referred to in this Agreement as "Selling Parties."

                                    RECITALS:

         A. Seller is in the businesses of (i) owning, leasing and selling containers for use as mobile on-land storage units ("Containers"), and (ii) owning, leasing and selling wheeled trailers used as storage units ("Trailer Units").

         B. Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, all of the assets of Seller's business (the "Business") other than those assets specifically excluded in this Agreement.

         C. The Containers and Trailer Units, in the aggregate, are of a unique nature in their number, locations, configurations and modifications and, as to most, their existing lease status pursuant to Contracts (as defined in this Agreement).

         D. One or more members of the Guarantor's family is a beneficiary of a trust that owns of record all of the membership interest in G-98, L.L.C., an Arizona limited liability company that owns of record all of the issued and outstanding membership interests of Seller and the Guarantor will receive an acknowledged economic benefit from the transactions contemplated by this Agreement.

         THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

                                   AGREEMENT:

                                   ARTICLE 1.
                               TRANSFER OF ASSETS

         Subject to the terms and conditions set forth in this Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase from Seller, at the Closing described in Article 3 of this Agreement, the assets, properties and business of Seller (other than any assets of Seller specifically excluded under the terms of this Article 1 or Article 4 of this Agreement) of every kind, character and description, whether tangible, intangible, real, personal or mixed, and wherever located, which are used in connection with or which relate to the Business, as presently conducted and as conducted since April 9, 1998, all of which are sometimes collectively referred to in this Agreement as the "Assets." The Assets include, but are not limited to, the following:

         1.1. Real Property Leases. All right, title and interest of Seller in the leases of real property more fully described in SCHEDULE 1.1 (the "Real Property Leases"), together with all rights and privileges under such leases and to the real property subject to such leases (the "Leased Property").

         1.2. Containers and Trailer Units. All Containers and Trailer Units owned by Seller (together, the "Storage Units"), whether held as inventory, on lease to a third party, or in the possession of a third party under a contract for sale or other lease-purchase arrangement, a bailment, or other arrangement.
SCHEDULE 1.2 sets forth a listing (by type and size) of the Storage Units, including the manufacturer's serial or other identifying number for each Storage Unit listed.

         1.3. Equipment and Personal Property. All the machinery, equipment, computers, tools, vehicles, trailers (including without limitation Container delivery trailers), furniture, office equipment, and any other personal property wherever located, that are owned by Seller (other than the Storage Units which are included in the Assets under Section 1.2) (collectively, the "Personal Property"), a current list of all the Personal Property other than immaterial items is attached hereto as SCHEDULE 1.3.

         1.4. Inventory. All of Seller's inventories of raw materials, work-in-process, spare parts (including, without limitation, essential replacement and refurbishment parts and supplies), and supplies for which value is reflected on the Closing Balance Sheet (the "Inventories").

         1.5. Contracts and Other Agreements. All of Seller's right, title and interest in, to and under (a) any Contract (defined in Section 6.8), and (b) any other lease, contract or other agreement, written or oral, related to the Business to which Seller is a party (other than the Real Property Leases which are included in the Assets under Section 1.1) and identified on SCHEDULE 1.5 or
SCHEDULE 6.8 except for (i) contracts, leases and agreements with or with respect to employees or consultants of Seller or to any employee benefit or compensation policy of Seller; (ii) any other contracts, leases or agreements listed on the Schedules and designated as contracts, leases or agreements not to be assumed; and (iii) contracts, leases or agreements otherwise excluded hereunder (together, the Contracts and other agreements to be transferred to Buyer are referred to herein as the "Other Agreements"), together with all security deposits, pre-paid pick-up charges, pre-paid delivery charges relating to Storage Units and any advance payments by customers under or related to the Contracts and Other Agreements.

         1.6. Accounts Receivable. All of Seller's accounts receivable other than the receivables specifically excluded on SCHEDULE 1.13 (collectively, the "Receivables").

         1.7. Intellectual Property. All of Seller's right, title and interest in and to the following (the "Intellectual Property"):

                  (a) the name "National Security Containers" and all variants thereof (the "Trade Name");

                  (b) the Seller's patents, patent rights and patent applications set forth in SCHEDULE 6.9 (the "Patents"); and

                  (c) all of Seller's other proprietary information related to the Business, including without limitation trade names, trademarks, service marks, copyrights, copyright registrations, copyright applications, licenses, brand names, trade secrets, technical information, proprietary rights and licenses know-how, designs, processes, goodwill, and computer software and all improvements thereto including without limitation those listed on SCHEDULE 6.9, but excluding liabilities, obligations and contracts not assumed by Buyer pursuant to this Article 1 or Article 4 of this Agreement.

         1.8. Books and Records. All papers, data from computerized databases and records in the Seller's care, custody or control relating to any or all of the above described Assets and the operation thereof, maintenance and production records, environmental control records, sales and leasing records, marketing materials, accounting and financial (including without limitation customer lists and order information) records relating to the Seller's Business or the Assets, but excluding those pertaining exclusively to the assets of the Seller not included within the Assets. Seller shall be entitled to retain one copy of the books and records.

         1.9. Prepaid Expenses. All refunds receivable, deposits, prepaid expenses and other prepaid items and assets of similar nature relating to any of the Assets and the operation of Seller's Business.

         1.10. Permits, Etc. To the extent lawfully transferable, all permits, licenses, franchises, consents or authorizations issued by, and all registrations and filings with, any governmental agency in connection with Seller's Business, including those set forth on SCHEDULE 1.10 (the "Permits").

         1.11. All Property Not Elsewhere Described. All other rights, properties or assets of Seller of every kind, character or description that are related to or materially used in the conduct of the Business, wherever located, and reflected on the Closing Balance Sheet (as defined in Section 3.1) including without limitation all cash, cash equivalents and accounts held by Seller as of the Closing and all claims and causes of action, whether known or unknown, against Seller's employees terminated voluntarily or involuntarily, after the date of this Agreement, but excluding any rights, properties and other assets specifically excluded in this Article 1.

         1.12. Warranties and Guarantees. All rights of Seller under warranties and guarantees relating to any Assets conveyed pursuant to this Agreement.

         1.13. Excluded Assets. Notwithstanding the generality of the foregoing, the Seller is not selling or otherwise conveying to the Buyer hereunder any right, title or interest in and to the assets set forth on SCHEDULE 1.13 (together with any rights, properties and other assets specifically excluded in this Article 1, the "Excluded Assets").

                                   ARTICLE 2.
                                 PURCHASE PRICE

         2.1. Payment of Purchase Price. The aggregate "Purchase Price" hereunder shall be payable as provided in this Section 2.1. In consideration for the transfer and assignment by Seller of the Assets and in consideration of the representations, warranties and covenants of Selling Parties set forth herein, Buyer, upon the conditions set forth herein, shall:

                  (a) deliver to Seller at the Closing cash in the amount of $17.5 million (payable by wire transfer);

                  (b) deliver to Seller at the Closing a certificate for 640,000 shares (the "Shares") of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock"), with each Share having a mutually agreed value of $12.50 and the Series B Preferred Stock having the rights, preferences, privileges and limitations set forth in Exhibit "A" hereto; provided, if the Buyer consummates an offering, whether public or private, of its equity securities prior to the Closing resulting in net proceeds to the Company in excess of $16 million, in lieu of issuing the Shares, the Buyer will deliver to Seller additional cash in the amount of $8 million (payable by wire transfer); and

                  (c) Buyer's assumption of certain liabilities, the Contracts, the Other Agreements and the Real Property Leases as provided in this Agreement.

         2.2. Allocation of Purchase Price. The parties agree that the Purchase Price shall be allocated as set forth on SCHEDULE 2.2 and that such allocation will be used by the parties in reporting the transaction contemplated by this Agreement for Federal and state tax purposes.

                                   ARTICLE 3.
                                  THE CLOSING

         The closing of the purchase and sale of the Assets by Seller to Buyer (the "Closing") shall take place at the offices of Bryan Cave LLP, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004, at 10:00 a.m. local time, on April 30, 1999, or at such other place and/or time as the parties may agree in writing (the "Closing Date"). In the event that the conditions specified in this Agreement have not been fulfilled by such date, Buyer or the Selling Parties may extend the Closing Date for a period or periods not exceeding an aggregate of 30 days by written notice to the other party. If on the original or any postponed Closing Date, Selling Parties shall have been unable to obtain all waivers and consents of private parties and governmental agencies required under this Agreement, then Buyer shall have the right, but not the obligation, to extend the Closing Date to such time as it may specify by written notice to Seller; provided, that Seller's consent is required to extend the Closing Date beyond the date set forth in Section 12.1.

         3.1. Closing Balance Sheet. Prior to the Closing, Seller will cause its accountants to prepare a balance sheet of the Seller as of a date not more than 7 days prior to the Closing (the

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
"Closing Balance Sheet"). Seller will deliver the Closing Balance Sheet to Buyer for review as soon as it is prepared, but in no event later than 2 days prior to the Closing.

         3.2. Selling Parties' Obligations at the Closing. At the Closing, Selling Parties shall deliver or cause to be delivered to Buyer:

                  (a) An Assignment and Assumption of Real Property Leases (in recordable form and properly executed and acknowledged by Seller) substantially in the form attached hereto in Exhibit "C(1)", an Assignment and Assumption of Contracts and Other Agreements to be assumed in connection herewith, substantially in the form attached hereto in Exhibit "C(2)", and a Liability Assumption Agreement, substantially in the form attached hereto as Exhibit "C(3)", with each, as appropriate, accompanied by all consents required by this Agreement and the Real Property Leases, Contracts and Other Agreements being assigned;

                  (b) Instruments of assignment and transfer of all of the Storage Units and the other Assets (including without limitation a bill of sale in the form attached hereto as Exhibit "B") to be sold, transferred and assigned hereunder, in form and substance reasonably satisfactory to Buyer and Buyer's counsel;

                  (c) A Non-Competition Agreement, substantially in the form of Exhibit "D" attached hereto, duly executed by each Seller, Guarantor and by Gregg Ghelfi;

                  (d) The instruments and documents described in Section 2.1 and
Article 9 of this Agreement to be delivered to Buyer at Closing;

                  (e) United States, state and foreign patent, trademark and copyright assignments with respect to the Intellectual Property listed in
SCHEDULE 6.9(a)-(c) in form and substance reasonably satisfactory to Buyer and Buyer's counsel;

                  (f) Certificate of the President of the Seller, dated as of the Closing Date, substantially in the form attached hereto as Exhibit "E";

                  (g) A Member's Certificate executed by the Seller's sole member substantially in the form attached hereto as Exhibit "F";

                  (h) the Registration Rights Agreement, attached hereto as Exhibit "G", duly executed by Seller;

                  (i) An opinion of Seller's counsel substantially in the form attached hereto as Exhibit "H";

                  (j) a transition services agreement containing the terms set forth in Exhibit "I", duly executed by Seller;

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
                  (k) a license agreement containing the terms set forth on Exhibit "J", duly executed by TEP-98, LP; and

                  (l) Such other certificates, documents and instruments as Buyer may reasonably request to consummate the transactions contemplated by this Agreement.


Simultaneously with the consummation of the transfer of the Assets, Seller shall put Buyer into full possession and enjoyment of all the Assets.

         3.3. Buyer's Obligations at the Closing. At the Closing, Buyer shall deliver or cause to be delivered to Seller against delivery of the items specified in Section 3.2, the following:

                  (a) A wire transfer of immediately available funds in the amount set forth in Section 2.1(a);

                  (b) A certificate representing the Shares or a wire transfer of immediately available funds in the amount set forth in Section 2.1(b);

                  (c) Counter-signatures on the Assignment and Assumption of Real Property Leases and the Assignment and Assumption of Contracts and Other Agreements, in the forms attached hereto as Exhibit "C(1)" and "C(2)", respectively;

                  (d) The Liability Assumption Agreement, substantially in the form attached hereto as Exhibit "C(3)", duly executed by Buyer;

                  (e) The Registration Rights Agreement, attached hereto as Exhibit "G", duly executed by Buyer;

                  (f) An opinion of Buyer's counsel, substantially in the form attached hereto as Exhibit "I";

                  (g) The instruments and documents described in Article 10 of this Agreement to be delivered to Selling Parties at Closing (including without limitation the certificate to be delivered pursuant to Section 10.3);

                  (h) a transition services agreement containing the terms set forth in Exhibit
"I", duly executed by Buyer;

                  (i) a license agreement containing the terms set forth on Exhibit "J", duly executed by Buyer; and

                  (j) Such other certificates, documents and instruments as either Selling Party may reasonably request to consummate the transaction contemplated by this Agreement.

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
         3.4. Post-Closing Selling Party Further Assurances. Selling Parties, at any time after the Closing Date, shall execute, acknowledge, and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer, including without limitation UCC Forms 2 and 3 and Certificates of Title for such Assets as may be necessary or as may be reasonably requested by Buyer and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying and confirming to Buyer, or reducing to possession, any or all of the Assets to be conveyed and transferred pursuant to this Agreement, all such actions which are not contemplated by this Agreement other than by this Section 3.4 shall be taken at Buyer's expense. If requested by Buyer, Selling Parties agree to prosecute or otherwise enforce in their own names for the benefit of Buyer any claims, rights, or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in any of the Selling Parties' name. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by a Selling Party.

                                   ARTICLE 4.
                 ASSUMPTION OF LIABILITIES; SELLER'S EMPLOYEES;
                       COLLECTION OF ACCOUNTS RECEIVABLES

         4.1. Assumption of Liabilities.

                  (a) On the Closing Date, Buyer will absolutely and irrevocably assume (subject to the terms of this Agreement), and Buyer shall have the benefit of, pay and perform in accordance with their terms, only the following liabilities and obligations of Seller related to the Assets arising on and after the Closing Date (when the same become due or are required to be performed or discharged):

                           (i) all of the Seller's liabilities, as described and
reflected on the Closing Balance Sheet to the extent those liabilities remain outstanding on the Closing Date and other liabilities incurred by Seller since the date of the Closing Balance Sheet in the Ordinary Course (as defined in Section 6.29(d)) of the Business and without any breach of this Agreement; provided, however, the Buyer will not assume the following: (A) any of the Seller's outstanding debt obligations related to borrowed money; (B) any of Seller's dividends or distributions payable to members of Seller of their affiliates; (C) any of Seller's intercompany or related party liabilities or obligations; (D) any liability for income taxes of Seller or its members; (E) any obligation of Seller to indemnify any person by reason of the fact that such person was a manager, officer, employee of the Seller or any other person; (F) any liability arising from or in connection with any laws relating to emissions, discharges, releases or threatened releases of pollutants contaminants, chemicals or hazardous substances or wastes into the environment; (G) other than those liabilities specifically assumed pursuant to Section 4.1(a)(iii) and
Article 5, any liability or obligation of Seller under any employee benefit plan, program or arrangement or employee or consultant compensation program or agreement, including without limitation those liabilities specifically not assumed pursuant to Article 5; (H) any liabilities that arise from, out of, in connection with, or as a result of any alleged or actual breach of warranty (whether express or implied) or any other theory of liability relating to any product manufactured, designed, distributed, leased or sold by or for Seller or its predecessors prior to the Closing Date; (I) any liability arising out of, or related to any prior or existing dealer arrangement of the Seller, the termination of any such dealer arrangement or any transactions or agreements between Seller and its current or former dealers; (J) any liability of Seller with respect to any lawsuit currently pending to which Seller is a party (whether plaintiff, defendant or other party); and (K) any liability or obligation of Seller or the Seller's predecessors arising out of the Seller's or the predecessor's acquisition of the Assets or the Business.

                           (ii) liabilities, arising from and after the Closing
Date, to pay when due amounts owing and to perform executory obligations under the assigned Real Property Leases, Contracts and Other Agreements; provided that Buyer will not assume any liability resulting or arising out of any default, breach, misfeasance, malfeasance or nonfeasance of Seller on or prior to the Closing Date under the assigned Real Property Leases, Contracts and Other Agreements;

                           (iii) liabilities of Seller arising under the Stay
Bonus Programs attached hereto as part of SCHEDULE 4.1(a) (together, the "Stay Bonus Programs"), but only to the extent of Buyer's obligations to assume the obligations thereunder as set forth in SCHEDULE 4.1(a); and

                           (iv) liabilities relating to the ownership,
possession, use or operation of the Assets or the Business arising after the Closing Date.

                  (b) Nothing contained in this Section 4.1 or in any instrument of assumption executed by Buyer at Closing will release or relieve Selling Parties from their respective representations, warranties, covenants and agreements contained in this Agreement or in any exhibit, schedule, certificate, instrument, agreement or document executed in connection with this Agreement or the Closing, including without limitation the obligations of Seller and Guarantor to indemnify Buyer in accordance with Article 11.

                  (c) Except for those liabilities and obligations set forth in
Section 4.1(a), Buyer will not assume any debt, liability or obligation of Seller, whether known or unknown, fixed or contingent and Seller will pay, satisfy and perform all of its obligations (other than those assumed by Buyer under Section 4.1(a)), whether fixed, contingent, known or unknown and whether existing as of the Closing or arising after the Closing, which relate to the Seller, the Business, the Seller's employees or the Assets or which may in any way affect the Assets or the Business.

                  (d) Without limiting the generality of Section 4.1(c) and of the provisos of Sections 4.1(a)(i) and 4.1(a)(ii), Buyer specifically does not assume the debts, liabilities and obligations set forth on SCHEDULE 4.1(d).

                  (e) As used herein "Retained Liabilities" means the following:

                           (i) those liabilities of Seller set forth in SCHEDULE
4.1(d); and

                           (ii) whether or not listed on SCHEDULE 4.1(d), the
liabilities specifically not assumed by Buyer in accordance with the following:

                                    (1) the proviso of Section 4.1(a)(i);

                                    (2) the proviso of Section 4.1(a)(ii);

                                    (3) Section 4.1(a)(iii);

                                    (4) Section 4.1(c) (but only to the extent
of Seller's obligation to retain such liabilities as set forth in SCHEDULE 4.1(a)); and

                                    (5) Article 5.

         4.2. Seller's Accounts Receivable. In the event that after the Closing Date, any Selling Party receives payment on any invoice issued by Buyer or Seller relating to any storage rentals that Selling Party must promptly deliver the payment received to Buyer.

         4.3. Security Deposits. Seller will assign Buyer its right to the security deposits under the Real Property Leases assigned to Buyer.

                                   ARTICLE 5.
                    CERTAIN ARRANGEMENTS REGARDING EMPLOYEES

         5.1. Definitions. As used in this Article 5, the following terms have the meanings set forth below:

         "Employee Protection Liabilities" means any liability of Seller to any Employee arising out of claims for wrongful termination, breach of public policy, breach of contract (express or implied), personal injury, tort, or damages (whether actual, compensatory or punitive), or claims arising under state civil rights laws, the Americans with Disabilities Act, the Family Medical Leave Act, the Fair Labor Standards Act, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Employment Retirement Income Security Act or any other federal or state law providing for worker's rights or protections; provided, notwithstanding anything in the preceding to the contrary, "Employee Protection Liabilities" shall not include liabilities of Seller to its Employees for the payment of earned wages, bonuses, severance benefits, accrued sick pay, vacation pay or any other employee benefits or compensation.

         "Employees" means all salaried and hourly employees of the Seller, whether or not they were employees before or after the Closing.

         5.2. Employee Compensation; Stay Bonus Programs.

                  (a) Seller shall be solely responsible for, and Buyer specifically does not assume, and Seller shall cause to be paid in full all amounts owed to any Employees under the Stay Bonus Programs and all amounts owed to Employees, pursuant to applicable laws or contractual arrangements, including any wages, salaries, severance benefits, success bonuses, accrued vacation, accrued sick leave, pensions, payments under any employment, incentive compensation or bonus agreements or any other employee benefit or compensation plans, withholding taxes liabilities (including FICA and FUTA), Employee Protection Liabilities, or the obligation to provide "continuation coverage" (as defined in section 4980B(f)(2) of the Internal Revenue Code of 1986, as amended) to any such person (and Seller shall offer and provide such "continuation coverage") and all other Employee-related costs, expenses and liabilities, except as set forth in SCHEDULE 4.1(a) with respect to Buyer's obligations under the Stay Bonus Programs and except for any accruals or reserves reflected on the Closing Balance Sheet and any of the foregoing incurred in the Ordinary Course (as defined in Section 6.29(d)) through the Closing Date; provided, Employee Protection Liabilities shall not be deemed to have occurred in the Ordinary Course.

                  (b) Seller shall give written notice to all current Employees eligible for the Stay Bonus Programs regarding the terms of the Stay Bonus Programs; provided all written communication to such Employees must be reviewed and approved by Buyer, which review will be reasonably prompt and approval will not be unreasonably withheld.

         5.3. Retained Liabilities with Respect to the Employees.

                  (a) Seller is responsible for any and all liabilities and penalties under the Worker's Adjustment and Retraining Notification Act ("WARN Act") or any similar state, local or foreign law as they relate to actions taken by Seller with regard to any site of employment or to one or more facilities or operating units within any site of employment of Seller or to Buyer's failure to hire certain active hourly Employees and/or active salaried Employees of Seller. Notwithstanding the foregoing, nothing in this Agreement shall be construed as an admission by Seller or Buyer as to the applicability of the WARN Act or any similar state, local or foreign law.

                  (b) Seller is solely responsible for, and the Buyer specifically does not assume, Seller's obligations with respect to its Employee Protection Liabilities.

         5.4. Buyer's Option to Hire Seller's Employees. Prior to the Closing, Buyer may invite certain of Seller's active hourly Employees and/or active salaried Employees, as Buyer shall determine in its sole discretion, to be considered for employment with the Buyer following the Closing. Prior to the Closing, Buyer may distribute letters to Seller's Employees in connection with the Business inviting them to apply for consideration for employment with the Buyer depending on Buyer's needs, and generally setting forth the wages, benefits and other terms of such employment offered by Buyer.

         5.5. Seller's Further Assurances Regarding Employees. Seller shall use commercially reasonable efforts to obtain from Employees upon termination of their employment with Seller, all property of Seller in the custody or possession of such Employees.

         5.6. Worker's Compensation. Seller shall retain liability for all worker's compensation claims made by Employees hired by Buyer after the Closing that were filed on or prior to the Closing Date. Seller also shall retain liability for all worker's compensation claims filed after the Closing Date by Employees hired by Buyer after the Closing for which a claim was first filed or an injury first arose or medical attention was first sought on or prior to the Closing Date, which are primarily attributable to pre-Closing events or circumstances. Except to the extent retained by Seller as provided in the preceding sentences, Buyer shall be liable for worker's compensation claims arising out of events or circumstances occurring with respect to claims made after the Closing by employees of Buyer that were Seller's Employees at the time of Closing.

                                   ARTICLE 6.
               REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

         Selling Parties, jointly and severally, hereby represent and warrant to Buyer that the following facts and circumstances as of the date of this Agreement are true and correct, and hereby acknowledge that such facts and circumstances constitute the basis upon which Buyer is induced to enter into and perform this Agreement.

         6.1. Organization; Good Standing and Qualification. Seller is a manager managed limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona, has all necessary powers to own, lease and operate its assets and properties and to carry on its business as now owned and operated by it, and is duly qualified to transact business and is in good standing in all jurisdictions in which the nature of its business or its properties makes such qualification necessary, except in which the failure to so qualify would not have a material adverse effect on Seller.

         6.2. Inventory Summary. SCHEDULE 6.2 hereto sets the summary of Seller's inventory of Storage Units as of February 28, 1999. The summary is in all material respects a true and complete listing of the Storage Units identified thereon, and contains the status (i.e., rented or inventory) of such Storage Unit.

         6.3. No Dealership Agreements. Except as set forth on SCHEDULE 6.3, Seller is not a party to any agreement, contract or understanding pursuant to which any person is appointed to be or agreed to serve as a dealer for Seller or pursuant to which Seller is committed to supply Storage Units on a continuing or regular basis.

         6.4. Real Property. A true, correct and complete copy of each of the Real Property Leases has been delivered to Buyer. The Real Property Leases are valid and in full force, there does not exist any default or event that with notice or lapse of time, or both, would constitute a material default by Seller under any of the Real Property Leases, and Selling Parties have no knowledge of any material default or event that with notice or lapse of time, or both, would constitute a material default by any other party under the Real Property Leases. Other than Seller's executive offices located at 1001 North Central Avenue, Phoenix, Arizona, all the buildings, fixtures and leasehold improvements used by Seller in its Business are located on the Leased Property. Seller has all right, title and interest of the lessee under the terms of the Real Property Leases. Except as set forth on SCHEDULE 6.4, no consent is necessary for the assignment of the Real Property Leases to Buyer and upon the Closing the Buyer will have all right, title and interest of the lessee under and subject to the terms of each Real Property Lease, free and clear of all Liens upon Seller's interest therein.

         6.5. Zoning. To the knowledge of Selling Parties, the zoning of the Leased Property permits the presently existing improvements, the improvements to be made under the Real Property Leases, and the operation of Seller's Business thereon.

         6.6. Storage Units. Except as set forth in SCHEDULE 6.6, all of the Storage Units which will be conveyed to Buyer hereunder are structurally sound and are in good repair, reasonable wear and tear excepted. Except as set forth on SCHEDULE 6.6, the brakes on the Trailer Units have a useful life of at least 25% of their expected life and the tires on the Trailer Units average at least three-thirty seconds (3/32nds) tread. None of the Storage Units have been pledged as collateral or are held by the Seller on consignment from others. No Selling Party holds any sum representing customer deposits with respect to any Storage Unit except prepaid rentals pursuant to a Contract.

         6.7. Other Tangible Personal Property. The Personal Property described in Section 1.3 and SCHEDULE 1.3 of this Agreement constitutes all of the items of tangible personal property owned by, in the possession of, or used by Seller in connection with its Business, other than the Storage Units and immaterial Personal Property not listed on the schedules hereto (but which is still being transferred to Buyer at Closing). The Personal Property described in SCHEDULE
1.3 is in good working condition and repair, reasonable wear and tear excepted, and not in need of maintenance or repairs except for ordinary, routine maintenance. The Personal Property listed in SCHEDULE 1.3 plus the Storage Units listed in SCHEDULE 1.2 constitute all material tangible personal property necessary for the conduct by Seller of its Business as now conducted, except for the Excluded Assets listed on SCHEDULE 1.13 which otherwise would be included in the Assets as Personal Property. Except as stated in SCHEDULE 1.3, no Personal Property used by Seller in connection with its Business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is in the possession of anyone other than Seller (except for Storage Units leased under the Contracts).

         6.8. Contracts and Other Agreements.

                  (a) SCHEDULE 6.8 hereto sets forth a true and correct list of all oral or written arrangements, contracts, commitments, agreements, leases or other documents to which Seller is a party that relate, directly or indirectly, to the lease or sale of the Storage Units (the "Contracts"). SCHEDULE 1.5 hereto sets forth a true and correct list of all Other Agreements, copies or, if not written, summaries of which have been provided to Buyer. Each Contract and each Other Agreement is in full force and effect and is enforceable in accordance with its terms and Seller has performed all obligations required to be performed by it to the date hereof and has not received a notice of any default and to the knowledge of Selling Parties no party is in default under any Contract or Other Agreement, and except as set forth on SCHEDULE 6.8, no event, occurrence, condition or act which, with the giving of notice or the lapse of time or both, would become a default or event of default has occurred to the knowledge of any Selling Party.

                  (b) Other than those set forth on SCHEDULE 1.5, SCHEDULE 1.13 and SCHEDULE 6.8, Seller is not a party to or bound by any contract, agreement or understanding relating to or involving any of the following:

                           (i) the purchase, sale or lease of real property;

                           (ii) the purchase or lease of any equipment,
machinery, raw materials, supplies or other tangible personal property providing for an expenditure by Seller, individually or in the aggregate, in excess of 5,000 on an annualized basis;

                           (iii) the purchase of any raw materials, supplies,
component parts or other items or services in excess of the normal, ordinary, usual and current requirements of the Business or at a price in excess of the current reasonable market price, which requires the payment of at least $5,000 on an annualized basis;

                           (iv) any revocable or irrevocable guaranty,
indemnity, or power of attorney;

                           (v) any evidence of indebtedness, loan agreement,
indenture, promissory note, letter of credit, foreign exchange contract, conditional sales agreement or other similar type of agreement, which requires the payment of at least $5,000 on an annualized basis;

                           (vi) any joint venture, partnership or similar
arrangement;

                           (vii) any sales agency, sales representation,
distributorship, franchise or brokerage arrangement;

                           (viii) any license, option, or other arrangement
relating to Intellectual Property, whether Seller is licensor or licensee, which requires the payment of at least $5,000 on an annualized basis;

                           (ix) any collective bargaining agreement, employment
agreement, consulting, advisory or service agreement, deferred compensation arrangement or covenant not to compete;

                           (x) any transaction other than in the ordinary course
of the operation of Seller's Business; or

                           (xi) any other material contract which is not
cancelable without penalty on thirty (30) days notice or less, which is not set forth on another schedule hereto and which requires the payment of at least $5,000 on an annualized basis.

         6.9. Intellectual Property.

                  (a) SCHEDULE 6.9 describes all patents and patent applications which are used or held for use by Seller in connection with the Business (in each such case, identifying the date(s) and jurisdiction(s) in which the patent was granted or applied for, the owner of such patent or application, and the number of such patent or application).

                  (b) SCHEDULE 6.9 describes all trademark registrations and trademark applications (including, but not limited to, domain names, logos, trade names and service marks) which are used or held for use by Seller in connection with the Business (in each such case, identifying the owner of each, the date of any registrations, and the jurisdiction(s) in which any registrations have been granted or applications filed).

                  (c) SCHEDULE 6.9 describes all copyright registrations and copyright applications which are used or held for use by Seller in connection with the Business (in each such case, identifying the owner of each, the date of any registrations, and the jurisdiction(s) in which any registrations have been granted or applications filed).

                  (d) SCHEDULE 6.9 describes substantially all of the computer software and databases (including, but not limited to, the addresses for and contents of any world wide web pages) which are used or held for use by Seller in connection with the Business, wherever located, including, without limitation, such software and databases which are resident on Seller's network servers and individual personal computers (in each such case, identifying the owner of each such item of software or database) except for software and databases listed on SCHEDULE 1.13. All software and databases, and any licenses thereto, set forth on SCHEDULE 6.9 are assignable to Buyer without cost or expense to Buyer other than payment of the Purchase Price, except as otherwise indicated on SCHEDULE 6.9. For that software and databases listed on SCHEDULE
1.13 or the assignment of which is limited as described in SCHEDULE 6.9, Seller will cooperate in good faith with Buyer, both before and after the Closing, to obtain a transfer of the information and data stored therein with respect to the Assets, the Contracts and the Business to Buyer's operating systems in a manner making such information and data usable by Buyer in the operation of the Business after the Closing. Buyer and Seller acknowledge and agree that such data and information are included in the Assets.

                  (e) Except as set forth on SCHEDULE 6.9, (i) the Patents and Trade Name are free and clear of all Liens (as defined in Section 6.12 below) and to the Seller's knowledge, the Patents are valid and enforceable; (ii) Seller has taken all action necessary to maintain and protect the Patents and to maintain Trade Name; (iii) there has been no claim made against Seller asserting the invalidity, misuse or unenforceability of any of the Intellectual Property or the infringement upon the rights of third parties thereby, and to Seller's knowledge, there are no grounds for any such claim or challenge against the Trade Name or the Patents; (iv) Seller is not aware of an infringement or misappropriation of any of the Patents or Trade Name, or of any facts raising a likelihood of infringement or misappropriation of any of the Patents or Trade Name; (v) to Seller's knowledge, the conduct of the Business has not infringed or misappropriated, and does not infringe or misappropriate, any intellectual property or proprietary right of any other entity; (vi) no loss of any of the Intellectual Property is to Seller's knowledge threatened or pending; and (vii) the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any of the Intellectual Property.

         6.10. Financial Statements.

                  (a) SCHEDULE 6.10 hereto sets forth true and accurate copies of the Seller's unaudited balance sheet as of December 31, 1998 and the statement of operations for the period April 1, 1998 through December 31, 1998 and Seller will provide Buyer the following:

                           (i) the unaudited financial statements for the
monthly periods ending January 31, 1999 and February 28, 1999, on or before April 14, 1999;

                           (ii) its audited balance sheet as of December 31,
1998, the statement of operations and statement of cash flows for the period April 1, 1998 through December 31, 1998, the notes to such financial statements, and the report of independent public accountants related thereto, as soon as available, but in no event later than 7 days prior to the Closing;

                           (iii) unaudited financial statements for March 1999
and each calendar month ending after the date of this Agreement and before the Closing Date, each within 20 days after the end of each such monthly period; and

                           (iv) the Closing Balance Sheet as contemplated by
Section 3.1.

                  (b) All of the financial statements specified in Section 6.10(a) are referred to herein together as the "Financial Statements".

                  (c) With respect to the Financial Statements attached hereto as SCHEDULE 6.10 and with respect to the Financial Statements delivered to Buyer after the date of this Agreement, when delivered, the Selling Parties represent that such Financial Statements (i) are in accordance in all material respects with the books, files, reports, ledgers and other operating records of every kind related to the Seller, the Assets, and the Business, (ii) have been prepared in accordance with generally accepted accounting principles in the United States, as in effect from time to time, consistently applied through the periods covered ("GAAP"), except in the case of unaudited financial statements the absence of notes and presentation items required by GAAP and subject to annual recurring adjustments and (iii) present fairly and accurately in accordance with GAAP the Assets, liabilities (including without limitation all reserves) and financial conditions of the Seller as of the respective dates and periods covered by the Financial Statements. The Seller maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are recorded as necessary to prepare financial statements conforming with GAAP and to maintain asset accountability.

         6.11. Employees. Except as set forth in SCHEDULE 4.1(a) and SCHEDULE 6.11, Seller has no pension, retirement, disability, medical, dental or other health insurance plans, or other employee benefit plans or similar arrangements covering any current or former employee who was employed or compensated in connection with activities involving Seller's Business. Except as set forth in
SCHEDULE 4.1(a) and SCHEDULE 6.11, there are no employment contracts or severance agreements with any of Seller's employees.

         6.12. Title to Assets. Seller has good and sufficient title to all the Assets and its interests in the Assets which Seller purports to own. All such owned Assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions ("Liens"), except Liens for current taxes not yet due and payable.

         6.13. Customers and Sales. SCHEDULE 6.13 to this Agreement is a correct list containing the following persons and entities:

                           (i) current Storage Unit customers of Seller;

                           (ii) all customers of Seller or Seller's predecessors
that leased or purchased Storage Units from Seller or Seller's predecessors after April 1, 1998; and

                           (iii) certain customers of Seller or Seller's
predecessors that leased or purchased Storage Units from Seller or Seller's predecessors prior to April 1, 1998.

         SCHEDULE 6.13 also sets forth a correct and current list of Seller's pricing information as of February 28, 1999. Except pursuant to the scheduled termination of Contracts or as indicated on SCHEDULE 6.3 or SCHEDULE 6.13, Seller has no information or knowledge of any facts indicating that any of its current customers that have leased or have had on lease in excess of 25 Storage Units from Seller since April 9, 1998 intend to cease leasing or purchasing Storage Units or materially alter the amount of the Storage Unit lease or purchase business that they are presently doing with Seller. Seller has, or prior to the Closing Date will have, delivered to Buyer a schedule setting forth all accounts receivable write-offs during 1998 and the first three months of 1999 with respect to its current and former customers, excepting only individual write-offs which are $100 or less in amount.

         6.14. Insurance Policies. SCHEDULE 6.14 to this Agreement is a description of all insurance policies held by Seller concerning the Assets and the Business. Such policies are, and on the Closing Date will be, in full force and effect.

         6.15. Compliance with Laws. To the knowledge of Selling Parties, Seller has substantially complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable environmental, health, building, zoning or other law, ordinance or regulation) affecting its Assets (including without limitation the Leased Property) in the operation of its Business.

         6.16. Litigation. Except as set forth in SCHEDULE 6.16, there is no suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Selling Parties, threatened, against or affecting Seller, the Assets or the Business. The matters set forth in SCHEDULE 6.16 if decided adversely to Seller would not reasonably be expected to result in a material adverse change in the Seller's Business or the Assets. Seller is not in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency or instrumentality. Except as set forth in SCHEDULE 6.16, Seller is not presently engaged in any legal proceeding to recover moneys due it or damages sustained by it in connection, directly or indirectly, with the Business.

         6.17. Agreement Will Not Cause Breach or Violation. Neither the entry into this Agreement nor the consummation of the transactions contemplated hereby will result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a material default or an event that, with notice or lapse of time or both, would be a material default, breach or violation of the articles of organization or operating agreement of Seller or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Seller is a party or by which Seller, Assets or the Business are bound;
(iii) an event that would permit any party to terminate any Contract, Other Agreement or Real Property Lease with Seller or to accelerate the maturity of any indebtedness or other obligation of Seller; (iv) the creation or imposition of any Lien on any of the Assets; or (v) the violation of any law, regulation, ordinance, judgment, order or decree applicable to or affecting the Seller, Assets or the Business.

         6.18. Authority and Consents. Except as set forth in SCHEDULE 6.18, Seller has the right, power and legal capacity and authority to enter into and perform its obligations under this Agreement, and no approval, consent, waiver or agreement of any person is necessary in connection with this Agreement or the transactions contemplated hereby other than (i) as required in connection with or in compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), or (ii) those that prior to the Closing Date will be obtained or made, all of which are set forth on SCHEDULE 6.18. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller has been, or prior to the Closing will have been, duly authorized by all necessary action of Seller (including without limitation any necessary action by Seller's members and managers). This Agreement constitutes a legal, valid and binding obligation of the Selling Parties enforceable against the Selling Parties in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, insolvency or other similar laws affecting creditor's rights generally.

         6.19. Interest in Customers, Suppliers and Competitors. Except as set forth in SCHEDULE 6.19 and except for ownership of TEP-98, LP, neither of the Selling Parties nor any officer, director or employee of Seller, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier or customer of Seller in its Business or in any person with whom Seller is conducting its Container business.

         6.20. Environmental Matters.

                  (a) Definitions. As used in this Section 6.20, the following capitalized terms have the respective meanings specified below:

                           (i) "Environmental Laws" means all federal, state,
local or foreign laws, regulations, rules, ordinances, orders, judgments and Environmental Permits relating to pollution or protection of the environment or human health and safety, including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws and regulations relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

                           (ii) "Environmental Permits" means all permits,
registrations, approvals, exemptions and licenses, and all filings with and submissions to any governmental agency or other authority, required by any Environmental Law.

                           (iii) "Hazardous Materials" means any pollutants,
contaminants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, infectious wastes, radioactive materials, petroleum including crude oil or any fraction thereof, asbestos in any form or condition, polychlorinated biphenyls, or solid wastes or other hazardous materials, including without limitation those defined as any of the foregoing in, or regulated as such under, any Environmental Law, including, without limitation, petroleum and asbestos.

                           (iv) "Release" shall mean any release, spill,
emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including, without limitation, such movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

                  (b) Representations and Warranties.

                           (i) Except as set forth on SCHEDULE 6.20, with
respect to the Business and the Assets, (1) Seller has complied in all material respects at all times in the past and currently is in compliance in all material respects with all applicable Environmental Laws and, to Seller's knowledge, there are not any presently existing circumstances that are reasonably likely to prevent or interfere with such compliance by Seller in the future; (2) to Seller's knowledge there have been no Releases, discharges or spills or, to Seller's knowledge, threatened releases, discharges, or spills of Hazardous Materials at, on, under, or from the Leased Property, or migrating to the Leased Property from adjacent properties, that are reasonably likely to subject

Seller or Buyer to any material liability under applicable Environmental Laws, including, but not limited to, liability for corrective actions, compliance actions, response costs, natural resource damages or tort damages; (3) neither Seller nor, to the knowledge of Seller, any of Seller's predecessors in their operation of the storage container and trailer business prior to Seller, have disposed of, transported, recycled, treated or stored Hazardous Materials at any off-site location, or arranged for the same, in a manner that is reasonably likely to result in any liability to Buyer under applicable Environmental Laws, including, but not limited to, liability for correction actions, compliance actions, response costs, natural resource damages or tort damages; (4) to Seller's knowledge, no underground storage tank (active or abandoned) is or has been present at, on, under or in any Leased Property; and (5) there are no claims, notices of violation, litigation, investigations, inquiries, rulings, orders, or citations pending, of which Seller has received notice or to the knowledge of Seller, threatened or contemplated, by governmental officials or other persons, with respect to Seller, the Business or the Assets, that allege that Seller is in violation or is otherwise liable or potentially liable pursuant to applicable Environmental Laws or in connection with Hazardous Materials. Except as set forth in SCHEDULE 6.20, Seller has obtained all material Environmental Permits for the Leased Property currently utilized by them, all such Environmental Permits are valid and in full force and effect, no appeal nor any other action is pending to revoke, revise or impair any such Environmental Permits, Seller has applied in a timely fashion for any renewal for such Environmental Permits, and Seller is in material compliance with all terms and conditions of all such Environmental Permits.

                           (ii) SCHEDULE 1.10 includes a true, correct and
complete description of all material Environmental Permits of Seller required to operate the Business or the Assets pursuant to applicable Environmental Laws and in a manner consistent with past practice. Seller has delivered to Buyer true, correct and complete copies of the material Environmental Permits and each material environmental investigation, study, audit, test, review of analysis (including all Phase I environmental assessments) in its possession or control relating to the Business or the Assets within the past five (5) years.

         6.21. Documents Delivered. Each copy or original of any agreement, contract or other instrument which is identified in any exhibit or Schedule to this Agreement and delivered by or on behalf of any Selling Party to Buyer (or its representative), is what it is purported to be by such Selling Party and has not been amended, canceled or otherwise modified. The agreements, contracts and other instruments identified in this Agreement and its Schedules comprise all of the agreements, contracts and other instruments to which Seller is a party and which are material to the conduct of the Business (excepting only agreements or contracts that will become immaterial as a consequence of the Closing of the transactions contemplated hereby).

         6.22. Prepaid Storage Unit Fees. Except as set forth on SCHEDULE 6.22, Seller holds no sums which have been deposited or paid by any customer of Seller to cover pre-paid rent, security deposits or for the purpose of pre-paying the expense of Seller's picking-up or re-delivering any Storage Unit upon the termination of the lease or rental of any such Storage Unit.

         6.23. Investment Representation. Seller is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act. Seller is and will be acquiring the

Shares for its own account for investment and without a view to the resale thereof in a distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and acknowledges that the Shares will not be transferable by Seller in violation of the Securities Act or the then-applicable rules or regulations thereunder, provided that Seller may, subject to the limitations of Section 12.2(a), distribute the Shares to its direct and indirect members. Buyer has made available to the Selling Parties all of Buyer's public filings with the Securities and Exchange Commission (the "Commission") and any and all additional information which any Selling Party has requested concerning Buyer, its financial condition, results of operations and business prospects. The Selling Parties further acknowledge that the Shares to be issued as a portion of the Purchase Price hereunder have not been registered and will not be registered under the Securities Act or any state securities laws in reliance on an exemption for private offerings.

         6.24. [Intentionally Omitted].

         6.25. Promotions and Special Offers. Except as set forth on SCHEDULE 6.25, Seller is not a party to any rental, sale, lease purchase or other arrangement pursuant to which customers may be entitled to special offers or special pricing relating to any Storage Units. Except as set forth on SCHEDULE 6.25, no customer of Seller has any special or unusual arrangement for the purchase or lease of any Storage Unit, including, without limitation, any fixed price purchase option at the end of lease term or any arrangement whereby portions of rental payments may be credited towards the purchase of a Storage Unit.

         6.26. Future Commitments. Except as set forth on SCHEDULE 6.26, Seller has not committed to make available to any person or entity any Storage Unit except pursuant to an existing Contract, and Seller has not committed to make any Storage Units available to for sale, lease or use at special rates or without charge to any charity or non-profit organization or event.

         6.27. Receivables. All of the Receivables are the result of bona fide transactions of the Business in the ordinary course, are valid and enforceable obligations collectible in accordance with their terms, subject to the reserves set forth in the Financial Statements and are not subject to any unreserved offset or counterclaim known to Seller as of the Closing Date. The Receivables reflected on the audited December 31, 1998 balance sheet and the Closing Balance Sheet are, or will be, valued and subject to reserves established in accordance with GAAP. Since November 30, 1998, there have not been any write-offs as uncollectible of any accounts receivable of the Business, individually in excess of $100 or in the aggregate, in excess of $2,500. Except as disclosed in
SCHEDULE 6.8, none of the Storage Units have been leased by Seller pursuant to lease-purchase or similar arrangements.

         6.28. Taxes.

                  (a) All tax and information returns required to be filed by the Seller, on or prior to the Closing Date with respect to taxes of any kind or nature have been or will be timely filed, and except as set forth on SCHEDULE 6.28, all such returns are or will be true, correct and complete in all material respects. Except as set forth in SCHEDULE 6.28, all amounts owed by Seller (whether or not shown on any return) as due and payable on each of such returns for all periods through the Closing Date have been paid or will be paid in full when due; provided, however, that the representations set forth in this Section 6.28 are made only to the extent that taxes (i) are or may become Liens on the Assets; (ii) are those for which Buyer may be liable in the capacity of transferee of the Assets; or (iii) are those for which the non-payment of which could result, or reasonably could be expected to result, in a material adverse effect, individually or in the aggregate, on the Assets, the Business or the financial condition of the Business.

                  (b) Any taxes which were not due and owing will be adequately reflected on the audited December 31, 1998 balance sheet and will be adequately reflected on each other balance sheet provided under Section 6.10. Any taxes which are to be assumed by Buyer in respect of the Assets which at the Closing Date are not yet due and owing will be adequately reflected on the Final Balance Sheet as a reserve for taxes. There are no grounds for the assertion or assessment of any taxes against Seller, the Assets or the Business other than those reflected or reserved against on balance sheets provided under Section
6.10 or the Closing Balance Sheet.

                  (c) Neither the Assets nor the Business are and will not be encumbered by any Liens arising out of any unpaid taxes for any period ending on or prior to the Closing Date, and there are no grounds for the assertion or assessment of any Liens against the Assets or the Business in respect of any taxes. The transactions contemplated by this Agreement will not give rise to the creation of any Liens against the Assets or the Business in respect of any taxes.

                  (d) Except as set forth in SCHEDULE 6.28, there is no action or proceeding or unresolved claim for assessment or collection, pending or, to Seller's knowledge, threatened by, or present or expected dispute with, any governmental authority for assessment or collection from Seller of any taxes of any nature affecting Seller, the Assets or the Business.

                  (e) The Seller has withheld and paid or will pay prior to Closing all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, manager, member or other third party for any period ending on or prior to the Closing Date.

         6.29. Absence of Certain Changes or Events. Since November 30, 1998, except as set forth on SCHEDULE 6.29, and with respect to the Business, there has not been, any of the following:

                  (a) any event or occurrence which has had, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, on the business, assets, results of operations or condition (financial or otherwise) of the Seller, the Business or the Assets (a "Material Adverse Change");

                  (b) loss or threatened loss of a material customer account;

                  (c) damage, destruction or casualty loss affecting the Assets, whether or not covered by insurance;

                  (d) waiver, release, cancellation, settlement or compromise of any indebtedness owed to Seller or claim or right of Seller other than receivables in the ordinary course of commercial operations customarily engaged in by the Business consistent with past practices ("Ordinary Course") which do not exceed $5,000 in the aggregate;

                  (e) implementation of any unusual payment arrangements with customers of the Business or related to the Assets, including, without limitation, "early-buy" or "bill and hold" or discounted receivable arrangements;

                  (f) markdowns or promotions, or any allowances, sales returns or other credits to customers or suppliers other than in the Ordinary Course;

                  (g) increase in or commitment to increase compensation, benefits, or other remuneration to or for the benefit of any member, manager, officer, employee, consultant or agent of Seller, or, in connection with the Business, any other person, or any increase in or commitment to increase any benefits granted under any benefit plan with or for the benefit of any such member, manager, officer, employee, agent, consultant or person other than in the Ordinary Course or except pursuant to the Stay Bonus Programs;

                  (h) borrowing or incurrence of any indebtedness (including letters of credit and foreign exchange contracts), contingent or otherwise, by or on behalf of Seller other than trade payables incurred in the Ordinary Course or any endorsement, assumption, or guarantee of payment or performance of any indebtedness or liability of any other person or entity by Seller;

                  (i) material change made by the Seller in its tax or financial accounting;

                  (j) grant of any Lien with respect to the Assets which Lien remains outstanding;

                  (k) transfer, sale, lease, license or other disposition of any Assets, other than in sales or leases of Storage Units in the Ordinary Course;

                  (l) termination or material modification of any Contract, Other Agreement, Real Property Lease or any material term thereof;

                  (m) lease or acquisition of any capital assets included in the Assets involving an expenditure greater than $5,000 per item except for Storage Units acquired in the Ordinary Course;

                  (n) loan or advance to any person;

                  (o) any other transaction entered into or carried out by Seller relating to the Business or the Assets other than in the Ordinary Course; or

                  (p) payment by Seller on the principal amount of the $4,500,000 loan from Janal, LLLP to Seller.

                  (q) commitment or agreement by Seller to do any of the foregoing items (d) through (o) (other than this Agreement or any arrangement specifically and expressly provided for in this Agreement).

         6.30. Inventories. All Inventories held by Seller at any location are not physically damaged or obsolete in any material respect and all are in a condition useable for their usual and intended purpose, reasonable wear and tear excepted.

         6.31. Undisclosed Liabilities. The Seller has no liabilities relating to the Assets or the Business whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent, or otherwise, and there is no basis for any claim against the Seller for any such liability, except (a) to the extent set forth on the audited December 31, 1998 balance sheet or (b) to the extent set forth on the Closing Balance Sheet (other than liabilities incurred in the Ordinary Course since the audited December 31, 1998 balance sheet, which will be reflected on the Closing Balance Sheet or incurred since the Closing Balance Sheet), none of which will, or could, result in a Material Adverse Change.

         6.32. Product Warranties. Seller has no knowledge of any significant product warranty claims or similar product claims made against Seller since December 31, 1998. No person or party (including, but not limited to, any governmental authority or agency of any kind) has any claim or basis for any action or proceeding against Seller under any law, rule, regulation or order relating to unfair competition, false advertising or other similar claims arising out of product warranties, guarantees, specifications, manuals or brochures used in the Business.

         6.33. Full Disclosure. To the knowledge of Seller, none of the representations and warranties made by any of the Selling Parties in this Agreement or any exhibit or schedule hereto contains any untrue statement of a material fact, or omits any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 7.
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller that the following facts and circumstances as of the date of this Agreement are true and correct, and hereby acknowledge that such facts and circumstances constitute the basis upon which Seller is induced to enter into and perform this Agreement.

         7.1. Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power to own, lease and operate its assets and properties and to carry on its business as now owned and operated by it, and is duly qualified to transact business and is in good standing in all jurisdictions in which the nature of its business or its properties makes such qualification necessary, except in which the failure to so qualify would not have a material adverse effect on Buyer.

         7.2. Authority; Non-Contravention; Approvals.

                  (a) Buyer has the right, power and legal capacity and authority to enter into and perform its obligations under this Agreement, and no approval or consent of any person (including the stockholders of the Buyer) is necessary in connection with this Agreement or the transactions contemplated hereby including but not limited to authorization and issuance of the Shares. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been, or prior to the Closing will have been, duly authorized by all necessary corporate action of Buyer and its stockholders. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, insolvency or other similar laws affecting creditor's rights generally.

                  (b) Neither the entry into this Agreement nor the consummation of the transactions contemplated hereby, nor the exercise of any rights and remedies set forth in the Certificate of Designations for the Series B Preferred Stock will result in or constitute any of the following: (i) a breach of any term or provision of this Agreement or the Certificate of Incorporation or Bylaws of Buyer; (ii) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of the certificate of incorporation or bylaws of Buyer or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Buyer is a party or by which Buyer is are bound; (iii) an event that would permit any party to terminate any agreement with Buyer or to accelerate the maturity of any indebtedness or other obligation of Buyer; or (iv) the violation of any law, regulation, ordinance, judgment, order or decree applicable to or affecting Buyer.

                  (c) Except for the applicable requirements of the HSR Act and federal and state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to Buyer or any assets, properties or operations of Buyer or with respect to the authorization or issuance of the Series B Preferred Stock or the common stock issuable upon conversion thereof, in connection with the execution and delivery by Buyer of this Agreement, the consummation of the transactions contemplated hereby or the conversion of the Series B Preferred Stock.

         7.3. Valid Issuance of Shares. On or before the Closing Date, (i) the Buyer will have duly and validly adopted, through all necessary corporate action, and filed with the Secretary of State of the State of Delaware a Certificate of Designations for the Series B Preferred Stock containing the terms and conditions described in Exhibit "A" and which is reasonably acceptable to Seller, and (ii) the Shares will have been duly authorized and validly reserved for issuance. Upon the Closing and issuance of the Shares, the Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Series B Preferred Stock, and will be free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and pursuant to Section 12.2(a). There are no preemptive rights with respect to the Shares, or the shares of the Buyer's common stock issuable upon conversion of the Shares. On or prior to the Closing Date, the Buyer will have reserved sufficient number of Shares of its common stock for issuance upon conversion of the Shares. The common stock issuable upon conversion of the Shares acquired under this Agreement will, upon issuance in accordance with the terms of the Series B Preferred Stock described in Exhibit "A", be duly authorized, validly issued, fully paid and nonassessable and will be free of restriction on transfer other than restrictions on transfer under applicable state and federal securities laws, under Section 12.2(a) and those created by Seller (including without limitation those under the Registration Rights Agreement executed and delivered by Seller at Closing).

         7.4. Capitalization. The entire authorized capital stock of the Buyer consists of 22,000,000 shares of stock, of which 17,000,000 shares are designated common stock, $.01 par value, and 5,000,000 shares are designated preferred stock, $.01 par value ("Preferred Stock"). As of the Closing Date, no shares of Preferred Stock will be outstanding, except for the Shares. All of the outstanding shares of capital stock of the Buyer (and any shares issued pursuant to presently outstanding options, if exercised and purchased at the applicable exercise price) were duly authorized (or will be when so issued) validly issued, fully paid and nonassessable.

         7.5. Information. Buyer has made available to the Selling Parties each registration statement, schedule, report, proxy statement or information statement it has filed with the Securities and Exchange Commission since January 1, 1998 (collectively, the "Buyer Reports"). To the knowledge of Buyer, none of the Buyer Reports, taken together with any information disclosed to Buyer in the Schedules to this Agreement or otherwise in writing, contain any untrue statement of material fact or omits any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. Since January 1, 1998, the Buyer has made all filings with the SEC in a timely manner as required by law and no event has occurred that requires an additional filing or any amendment to a prior filing.

         7.6. Financing. Buyer has, or will have at the Closing Date, the funds necessary to pay the cash portion of the Purchase Price payable to Seller under this Agreement.

                                   ARTICLE 8.
                  SELLING PARTIES' OBLIGATIONS BEFORE CLOSING

         Selling Parties covenant that, except as otherwise agreed in writing by Buyer, from the date of this Agreement until the Closing:

         8.1. Buyer's Access to Premises and Information. For purposes of conducting Buyer's "due diligence" investigation of Seller's business, Buyer and its counsel, accountants and other representatives shall be entitled to have full access during normal business hours to all Seller's properties, books, accounts, records, contracts and documents of or relating to the Assets and the Business.

         8.2. Conduct of Business in Normal Course. Prior to the Closing, Seller shall carry on its Business and activities diligently and in the Ordinary Course, and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by Seller as of the date of this Agreement. Without limiting the foregoing, prior to the Closing, Seller shall not without the prior written consent of the Buyer, take any of the following actions:

                  (a) enter into any agreements which grant any person the right to purchase any Storage Units or an option to purchase any Storage Units except in the Ordinary Course;

                  (b) enter into any agreements for the purchase of supplies, raw materials, equipment, spare parts or the like at prices higher than generally prevailing in the industry;

                  (c) enter into any agreements for the lease of Storage Units at prices lower than generally prevailing in the industry (any such leases actually entered shall be included in the Contracts by addendum to SCHEDULE 6.8 delivered by Seller to Buyer and upon delivery, Seller shall be deemed to make the representations contained in Section 6.8 with respect to such Contract);

                  (d) sell or enter into any agreement to sell (other than this Agreement) any Assets (including without limitation, Storage Units);

                  (e) grant any increase in the rate of pay, salaries, bonuses, benefits, or other compensation or commitments of any officers, managers, employees, consultants, or agents other than in the Ordinary Course or pursuant to the Stay Bonus Programs;

                  (f) enter into any employment contract or collection bargaining agreement;

                  (g) enter into any contract or agreement for any capital expenditure involving more than $5,000 or enter into any material lease of capital equipment or real property, except in connection with Seller's assets not included in the Assets;

                  (h) create, assume, incur or guarantee any indebtedness other than in the Ordinary Course and with a maturity date of less than one year;

                  (i) make or institute any change in any accounting procedures or practices or the Seller's financial structure, except in accordance with GAAP;

                  (j) perform or attempt to take any act, or omit to take an action, which will cause a material breach of any Contract, Other Agreement, Real Property Lease, commitment or obligation that Seller is assigning to Buyer;

                  (k) waive, release, cancel, settle or compromise any indebtedness owed to Seller (other than indebtedness constituting Excluded Assets) that would affect, in any material respect, Seller's balance sheet, other than Receivables in the Ordinary Course having an aggregate stated fact value not to exceed $5,000;

                  (l) take any action or voluntarily incur any liability which if taken or incurred prior to the date of this Agreement would be required to be disclosed on any Schedule hereto;

                  (m) make any distribution to Seller's members or pay any amounts due to a related party (including without limitation the Guarantor) other than payment of $30,000 accrued, imputed interest per month on that certain loan in the amount of $4,500,000 from, LLLP to Seller; or

                  (n) modify, amend, cancel or terminate any of its existing Real Estate Leases, Contracts or Other Agreements, or agree to do any of those acts.

         8.3. Preservation of Business and Relationships. Seller shall use its best efforts, without making any commitments on behalf of Buyer, to preserve its business organization intact, to keep available to Seller until Closing its present officers and employees, and to preserve its present relationships with suppliers, customers and others having business relationships with it.

         8.4. Maintenance of Insurance. Seller shall continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business.

         8.5. Consent of Others. As soon as reasonably practicable after the execution and delivery of this Agreement, and in any event on or before the Closing Date, Seller shall use its reasonable commercial efforts to obtain the written consent of the landlord under any lease relating to the property to be subject to the Leased Property and the Real Property Leases that are included in the Assets and any persons whose consent may be required under the terms of any Contract or Other Agreement, each such consent in form and substance satisfactory to Buyer and will furnish to Buyer executed copies of those consents. Buyer shall use its reasonable commercial efforts to assist and cooperate in Seller's efforts under this Section 8.5.

         8.6. Representations and Warranties True at Closing. Selling Parties shall promptly disclose to Buyer any information contained in the Schedules to this Agreement which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller or the Schedules hereto for the purposes of Article 9 hereof, unless Buyer shall have consented thereto in writing.

         8.7. Sales and Use Tax of Prior Sales. Seller shall, as promptly as practicable upon Buyer's request, furnish to Buyer a certificate from the appropriate governmental agency evidencing that all sales and use and other tax responsibilities of Seller (other than income tax liabilities) accruing before the Closing Date have been fully satisfied or provided for.

         8.8. Statutory Filings. Seller shall cooperate fully with Buyer in preparing and filing all information and documents deemed necessary or desirable by Buyer under any statutes or governmental rules or regulations pertaining to the transactions contemplated by this Agreement, including without limitation filings pursuant to the HSR Act.

         8.9. Transition Services. Seller shall negotiate, in good faith, a reasonable transition services agreement containing the terms specified in Exhibit "I".

                                   ARTICLE 9.
                  CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

         The obligations of Buyer to purchase the Assets under this Agreement and pay the Purchase Price are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article 9. Buyer may waive any or all of these conditions in accordance with Section 13.6 hereof; provided, however, that no such waiver of a condition (other than a waiver of Section 9.1 in a particular case) shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Selling Parties shall be in default of any of their representations, warranties or covenants under this Agreement.

         9.1. Accuracy of Representations and Warranties. All representations and warranties by Selling Parties in this Agreement or in any written statement that shall have been delivered to Buyer by Selling Parties under this Agreement shall be true on and as of the Closing Date as though made on and as of that date.

         9.2. Absence of Liens. At or prior to the Closing, the Assets must be free and clear of Liens or the Seller will have made arrangements, satisfactory to Buyer and its counsel, for the release of Liens from the Assets. Buyer must have received UCC search reports satisfactory to it issued by the Office of the Secretary of State, or other appropriate office, in each state in which the Assets may be located, indicating that there are no filings under the Uniform Commercial Code or otherwise which relate to any of the Assets.

         9.3. Selling Parties' Performance. Selling Parties shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Selling Parties on or before the Closing Date.

         9.4. Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the Assets or to the transactions contemplated by this Agreement or to their consummation, shall have been instituted or threatened on or before the Closing Date.

         9.5. Approval. The execution, delivery and performance of this Agreement by Seller, and the performance of its covenants and obligations hereunder, shall have been duly authorized by all necessary corporate action, and Buyer shall have received copies of all resolutions pertaining to that authorization, certified by the manager of Seller.

         9.6. Consents. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Seller and delivered to Buyer.

         9.7. Approval of Documents. The form and substance of certificates, instruments and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

         9.8. Bill of Sale; Transfer Documents. Seller shall deliver to Buyer a bill of sale substantially in the form attached hereto as Exhibit "B" hereto covering the Assets, the assignment and assumptions substantially in the form attached hereto as Exhibit "C", and all other documents reasonably necessary to transfer title to the Assets (including without limitation all necessary certificates of title).

         9.9. Non-Competition Agreement. Selling Parties and Gregg Ghelfi shall deliver to Buyer the Non-Competition Agreement, in the form attached hereto as Exhibit "D" fully executed.

         9.10. Corporate Documents. Seller shall have delivered to Buyer at least two business days prior to the date of the Closing a copy of Seller's articles of organization, certified by the Secretary of State of the State of Arizona, and a copy of Seller's operating agreement certified as true and complete by the manager of Seller.

         9.11. Good Standing Certificates. Seller shall deliver to Buyer at the Closing a certificate of good standing issued by the secretary of state of Arizona, Texas, Colorado, Tennessee, Louisiana and Oklahoma, dated a date not more than thirty (30) days prior to the Closing Date.

         9.12. Environmental Assessment Report. Buyer shall have received a "Phase I Environmental Assessment Report" with respect to the Leased Property and upon review of such report Buyer is willing to close the transactions contemplated by this Agreement.

         9.13. SCHEDULE 6.2. Seller shall deliver to Buyer copies of monthly summaries of inventory for all available periods after February 28, 1999, certified by the Chief Financial Officer of Seller, or other officer having knowledge, as true and complete listing of the Storage Units and Contracts identified thereon and the status (rented or inventory).

         9.14. HSR Waiting Period. The consummation of the transactions contemplated by this Agreement shall be in compliance with the HSR Act and any filing under the HSR Act due to the transactions contemplated by this Agreement shall have expired or have been terminated early.

         9.15. Financial Statements. Buyer shall have delivered to Seller all of the Financial Statements.

          9.16. Transition Services Agreement. Seller shall have delivered to Buyer a reasonable transition services agreement containing the terms attached hereto as Exhibit "I".

         9.17. License Agreement. Seller shall have delivered to Buyer a license agreement, duly executed by TEP-98, LP, containing the terms attached hereto as Exhibit "J".

         9.18. Opinion of Seller's Counsel. Seller shall have delivered to Buyer an opinion of Seller's counsel substantially in the form attached hereto as Exhibit "H".

                                   ARTICLE 10.
                  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

         The obligations of Seller to purchase the Assets under this Agreement and pay the Purchase Price are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article 10. Seller may waive any or all of these conditions in accordance with Section 13.6 hereof; provided, however, that no such waiver of a condition (other than a waiver of Section 10.1 in a particular case) shall constitute a waiver by Seller of any of its other rights or remedies, at law or in equity, if Selling Parties shall be in default of any of their representations, warranties or covenants under this Agreement.

         10.1. Accuracy of Buyer's Representations and Warranties. All representations and warranties by Buyer in this Agreement or in any written statement delivered to Seller by Buyer under this Agreement shall be true on and as of the Closing Date as though made at that date.

         10.2. Buyer's Performance. Buyer shall have performed, satisfied and complied with all covenants, agreements, and conditions that it is required by this Agreement to perform, satisfy or comply with on or before the Closing Date.

         10.3. Certification by Buyer. Seller shall have received a certificate, dated the Closing Date, signed by Buyer's president or vice president and its chief financial officer, certifying, in such detail as seller and its counsel may reasonably request, that the conditions specified in Sections 10.1 and 10.2 have been fulfilled.

         10.4. Buyer's Corporate Approval. Buyer shall have received corporate authorization and approval for the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill the obligations of Buyer to be performed under this Agreement on or before the Closing Date.

         10.5. Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

         10.6. Certificate of Designations. Buyer shall have delivered to Seller a copy of the Certificate of Designations for the Series B Preferred Stock certified by the Delaware Secretary of State.

         10.7. Approval of Documents. The form and substance of certificates, instruments and other documents delivered to Seller under this Agreement shall be reasonably satisfactory in all respects to Seller and its counsel.

         10.8. Consents. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Buyer and delivered to Seller.

         10.9. HSR Waiting Period. The consummation of the transactions contemplated by this Agreement shall be in compliance with the HSR Act and any filing under the HSR Act due to the transactions contemplated by this Agreement shall have expired or have been terminated early.

         10.10. Assignment and Assumption. Buyer shall deliver to Seller the assignment and assumptions substantially in the form attached hereto as Exhibit "C."

         10.11. Registration Rights. Buyer shall deliver to Seller the Registration Rights Agreement, substantially in the form attached hereto as Exhibit "G", duly executed.

         10.12. License Agreement. Buyer shall have delivered to Seller a license agreement containing the terms attached hereto as Exhibit "J", reasonably acceptable to Seller.

         10.13. Opinion of Buyer's Counsel. Buyer shall have delivered to Seller an opinion of Buyer's counsel, substantially in the form attached hereto as Exhibit "K."

         10.14. Buyer Good Standing. Buyer shall deliver to seller at the Closing a certificate of good standing issued by the Secretary of State of Arizona and the Secretary of State of Delaware, dated a date not more than thirty (30) days prior to the Closing Date.

                                   ARTICLE 11.
                                INDEMNIFICATION

         11.1. Indemnification of Buyer. Selling Parties shall jointly and severally (except as specifically provided below) indemnify, defend and hold harmless Buyer against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies ("Buyer Losses"), including interest, penalties and reasonable attorneys' fees and costs, that Buyer shall incur or suffer, which arise, result from or relate to (i) any breach (whether or not material) of, or failure by Selling Parties to perform, any of their representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Selling Parties under this Agreement; (ii) any relationship, agreement, or dealings between Seller and any of its dealers or the termination of those relationships; (iii) any failure of the parties to comply with the "bulk sales law" of any jurisdiction applicable to the sale and transfer of the Assets as contemplated by this Agreement or (iv) any Retained Liabilities (provided, (a) that in the case of Retained Liabilities listed in Section 4.1(a)(i)(H), such indemnity shall apply only to the extent the Buyer

Losses arise from a breach of any representation or warranty in this Agreement, and (b) that in the case of Buyer Losses from the Retained Liabilities listed in
Section 4.1(a)(i)(F), only the Seller shall be responsible for satisfaction of the indemnification obligations hereunder and Guarantor shall not be liable to indemnify Buyer for any Buyer Losses resulting from those Retained Liabilities). Notwithstanding any of the foregoing indemnification provisions to the contrary,
(i) the Selling Parties shall not be required to make any payments in respect of their indemnification obligations under this Agreement (except with respect to Buyer Losses in connection with the Retained Liabilities described in (iv) above, or arising out of fraud by either Selling Party in connection with this Agreement or the transaction contemplated by this Agreement ("Seller Fraud")) unless and until the aggregate amount of the Buyer Losses hereunder exceeds $100,000 (the "Seller's Basket"), at which time the Buyer shall be entitled to recover the full amount of all Buyer Losses included in the Seller's Basket hereunder and all such subsequently incurred Buyer Losses. The aggregate payments by the Selling Parties in respect of their indemnification obligations under this Section 11.1 (except for payments made with respect to Buyer Losses in connection with the Retained Liabilities described in (iv) above or Seller Fraud) shall not exceed $12,500,000 (the "Seller's Ceiling"). Notwithstanding the limitations imposed by the Seller's Basket and Seller's Ceiling on the Selling Parties' indemnification obligations, any Buyer Losses in connection with the Retained Liabilities described in (iv) above or arising out of Seller Fraud (a) shall be subject to indemnification by the Selling Parties without regard to the Seller's Basket, (b) shall not be included towards determining whether the Seller's Basket has been satisfied, and (c) shall not be included towards the Seller's Ceiling.

         11.2. Guarantee. Guarantor hereby unconditionally guarantees to Buyer the full and timely performance of all of the obligations and agreements of Seller (other than Seller's indemnification obligations with respect to the Retained Liabilities listed in Section 4.1(a)(i)(F) set forth herein. The foregoing guarantee shall include the guarantee of the payment of all damages, costs and expenses which might become recoverable by Buyer as a result of the nonperformance of any of Seller's obligations or agreements so guaranteed, including without limitation those indemnification obligations under Section
11.1. Buyer may, at its option, proceed against the Guarantor for the performance of any such obligation or agreement, or for damages for default in the performance thereof, without first proceeding against the Seller or against any of its properties. The Guarantor further agrees that its guarantee shall be an irrevocable guarantee and shall continue in effect notwithstanding any extension or modification of any guaranteed obligation, any assumption of any such guaranteed obligation by any other party, or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor, and hereby waives all special suretyship defenses and notice requirements.

         11.3. Indemnification of Seller. Buyer shall indemnify, defend and hold harmless the Selling Parties against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies ("Seller Losses"), including interest, penalties and reasonable attorneys' fees and costs, that either Selling Party shall incur or suffer, which arise, result from or relate to any breach (whether or not material) of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Buyer under this Agreement. Notwithstanding any of the foregoing indemnification provisions to the contrary, (i) the Buyer shall not be required to make any payments in respect of their indemnification obligations under this Agreement (except with respect to Seller Losses arising out of or related to Buyer's failure to pay the Purchase Price specified in Section 2.1 or fraud by the Buyer in connection with this Agreement or the transaction contemplated by this Agreement ("Buyer Fraud")) unless and until the aggregate amount of the Seller Losses hereunder exceeds $100,000 (the "Buyer's Basket"), at which time the Selling Parties shall be entitled to recover the full amount of all Seller Losses included in the Buyer's Basket hereunder and all such subsequently incurred Seller Losses. The aggregate payments by the Buyer in respect of its indemnification obligations under this Section 11.3 (except for payments made with respect to Seller Losses in connection with Buyer's failure to pay the Purchase Price specified in Section 2.1 or Buyer Fraud) shall not exceed $12,500,000 (the "Buyer's Ceiling"). Notwithstanding the limitations imposed by the Buyer's Basket and Buyer's Ceiling on the Buyer's indemnification obligations, any Seller Losses incurred by the Selling Parties arising out of Buyer's failure to pay the Purchase Price specified in Section 2.1 or Buyer Fraud (a) shall be subject to indemnification by the Buyer without regard to the Buyer's Basket, (b) shall not be included towards determining whether the Buyer's Basket has been satisfied, and (c) shall not be included towards the Buyer's Ceiling.

                  11.4. Exclusive Remedy. Subject to the right to seek equitable relief and to recover its costs and expenses pursuant to Section 13.10 hereof, the indemnification and guaranty afforded by this Article 11 shall be the sole and exclusive remedy against any party hereto for any and all Buyer Losses or Seller Losses in respect of the matters arising out of this Agreement and the documents and instruments delivered pursuant hereto other than with respect to claims which may not be waived under applicable law, which are hereby expressly reserved.

                                   ARTICLE 12.
                        BUYER'S PRE-CLOSING OBLIGATIONS;
                BUYER AND SELLING PARTY POST CLOSING OBLIGATIONS

         12.1. Buyer's Pre-Closing Obligations. Buyer warrants, except as agreed in writing by Seller, from the date of this Agreement until the Closing:

                  (a) Representations and Warranties True at Closing. Buyer shall promptly disclose to the Selling Parties any information contained in the Schedules to this Agreement or Buyer Reports which, because of an event occurring after the date hereto, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Buyer or the Schedules hereto for purposes of
Article 10 hereof, unless the Selling Parties have consented thereto in writing.

                  (b) Statutory Filings. Buyer shall cooperate fully with Seller in preparing and filing all information and documents deemed necessary or desirable by Buyer under any statute or governmental rules or regulations, pertaining to the transactions contemplated by this Agreement, including without limitation filings pursuant to the HSR Act.

                  (c) Transition Services and License. Buyer shall negotiate in good faith a reasonable transition services agreement with Seller containing the terms specified in Exhibit "I" and a license agreement containing the terms specified in Exhibit "J".

         12.2. Selling Parties Post-Closing Obligations.

                  (a) No Distributions or Payments to Members or Related Parties; Impairment of Indemnity Obligation. Except as otherwise permitted below in this Section 12.2(a), from the date hereof until the date 18 calendar months after the Closing Date, Seller shall not distribute cash or other property or make any other payment to, Guarantor, any member or manager of Seller, or any affiliated party or any family member of any of the preceding persons, without the prior written consent of Buyer. Notwithstanding the preceding sentence, Seller may make the following payments and/or distributions during this 18 month period: (i) payment of salaries and other compensation, consistent with past practices, to Employees and the manager; (ii) payment of Seller's obligations under the Stay Bonus Programs; and (iii) distributions to the members of Seller to pay income taxes on the transactions contemplated by this Agreement in an amount not to exceed 28% of the Purchase Price. For 18 months after the Closing, Seller shall not, without the Buyer's prior written consent, merger or consolidate with any other person or entity, sell any assets to any person or entity, liquidate, dissolve or incur any secured indebtedness, or otherwise impair Seller's ability to perform its obligations under Article 11.

                  (b) Consultation. For the 6 month period following the Closing, the Selling Parties will make the Seller's existing president reasonably available to Buyer, at his reasonable convenience at mutually agreed times, for reasonable amounts of time during normal business hours to answer Buyer's questions concerning the Assets and the Seller's, and its predecessors', operation of the Business prior to Closing. The parties agree that a "reasonable amount of time" shall not exceed 10 hours per month.

                  (c) Access to Records. From and after the Closing, Selling Parties shall allow Buyer, and its counsel, accountants and other representatives, access to records which after the Closing are in the custody or control of Selling Parties as the Buyer reasonably requires in order to comply with its obligations under any applicable law or in order for Buyer to comply with its obligations under contracts assumed by Buyer pursuant to this Agreement.

                  (d) Change of Name. Seller shall, within 5 days after Closing, cease using the Trade Name and derivations thereof (including without limitation "NSC") and take all necessary actions to change its name, dbas and trade names and marks consistent with the transfer of the Assets to Buyer at Closing.

         12.3. Buyer's Post Closing Obligations.

                  (a) Dealer Use of Trade Name. Buyer hereby grants to Seller's former dealers set forth on SCHEDULE 12.3 (the "Named Dealers"), effective upon completion of the Closing, a non-exclusive and non-transferable right and license to use the name "National Security

Containers," on Storage Units which, on the Closing Date, are subject to a lease or other rental arrangement entered into before the date of this Agreement or in possession of such Dealer at the time of Closing. Seller shall cooperate in good faith with Buyer enforcing its rights to the Trade Name, including without limitation making written demands on its current or former dealers (including without limitation the Named Dealers) to cease using the Trade Name in contravention of this Agreement or in a manner inconsistent with Buyer's ownership of the Trade Name, subject to the license granted pursuant to this
Section 12.3. The right and license granted under this Section 12.3(a) shall terminate upon the earliest to occur of (i) October 25, 1999 or (ii) the termination of all of such leases or other rental arrangements which are in effect on the Closing Date; provided, however, that the right and license of the Named Dealers to maintain their "yellow page" advertising using the name "National Security Containers" shall only continue through the term of the existing yellow page advertisements, whether or not the term of such advertisement expires before or after the termination of the right and license under (i) or (ii) preceding.

                  (b) Consultation. For the 6 month period following the Closing, the Buyer will make its employees with the reasonably necessary knowledge and information reasonably available to Seller, at their reasonable convenience at mutually agreed times, for reasonable amounts of time during normal business hours to answer Seller's questions and inquiries concerning the Assets and the Business for purposes of Seller obtaining information required for its tax and other reporting obligations. The parties agree that a "reasonable amount of time" shall not exceed an aggregate 5 hours of employee time per month.

                  (c) Access to Records. For a period of 12 months after the Closing, Buyer shall allow Selling Parties and their counsel, accountants and other representatives, such access to records which after the Closing are in the custody or control of Buyer, as the Selling Parties reasonably require in order to comply with their obligations under any applicable law or in order for the Selling Parties to comply with their obligations in connection with Retained Liabilities or Excluded Assets.

                                   ARTICLE 13.
                                 MISCELLANEOUS

         13.1. Nature and Survival of Representations and Warranties. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in this Agreement, shall survive any investigation by any of the parties and shall survive the Closing for a period of 12 months following the Closing Date, unless a different term is specified in such representation, warranty, covenant or agreement. The covenants and agreements of the parties in the Certificate of Designations with regard to the Series B Preferred Stock and in the Registration Rights Agreement executed and delivered at the Closing will survive until performed or until they otherwise terminate on their own terms.

         13.2. Finder's or Broker's Fees. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this

Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

         13.3. Expenses. Each of the parties shall pay all costs and expenses, including but not limited to, attorneys' and accountant's fees, costs, expenses and disbursements, incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         13.4. Headings. The subject headings of the Articles and Section of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         13.5. Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless in writing executed by all of the parties. No waiver of any of the provisions of this Agreement shall be, or shall constitute, a waiver or any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         13.6. Knowledge. When used with respect to the Seller herein, "knowledge" or "know-how" means the actual knowledge of any officer or manager of the Seller or of the Guarantor, based upon due inquiry, including inquiry of any individual participating in the negotiation or documentation of the transactions contemplated by this Agreement on behalf of Seller or Guarantor; provided that for purposes of Section 6.9, "knowledge" means the actual knowledge of any officer or manager of the Seller or the Guarantor without any inquiry or investigation whatsoever.

         13.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.8. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         13.9. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors and assigns.

         13.10. Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         13.11. Conditions Permitting Termination. Subject to the provisions of
Article 3 relating to the postponement of the Closing Date, any party to this Agreement may on the Closing Date terminate this Agreement as to it by written notice to the others, without liability to the others, if any bona fide action or proceeding shall be pending against any party on the Closing Date that could result in an unfavorable judgment, decree or order that would prevent or make unlawful the carrying out of this Agreement.

         13.12. Defaults Permitting Termination; Other Termination Rights. If either Buyer or Seller materially defaults in the due and timely performance of any of its warranties, covenants, or agreements this Agreement, the non-defaulting party or parties may on the Closing Date give notice of termination of this Agreement. The notice shall specify with particularity the default or defaults on which the notice is based. The termination shall be effective 10 days after the Closing Date, unless the specified default or defaults have been cured on or before the effective date for termination. In the event the transactions contemplated by this Agreement are not consummated by June 1, 1999, this Agreement may be terminated by either party unless extended by mutual agreement; provided, that a party does not have the right to terminate this Agreement if such failure to consummate is due to the default or breach of this Agreement by such party.

         13.13. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, or (ii) when dispatched, during the normal business hours of the addressee, by customary means of telefacsimile, on the date dispatched or, if dispatched after the recipient's normal business hours, at the opening of business on the next business day, or (iii) on the third business day after mailing if mailed to the party to whom notice to be given, by first class mail registered or certified, postage prepaid, in each case directed to the following addresses, as appropriate:

                  If to Buyer:              Mobile Mini, Inc.
                                            1834 West Third Street
                                            Tempe, Arizona  85281
                                            Attention:  Lawrence Trachtenberg
                                            Fax:  (602) 894-6433

                  with copy to:             Bryan Cave LLP
                                            Two North Central Avenue, Suite 2200
                                            Phoenix, Arizona  85004
                                            Fax:  (602) 364-7070
                                            Attention:  Joseph P. Richardson

                  If to Seller or any other Selling Party:

                                            National Security Containers, L.L.C.
                                            1001 North Central, Suite 401
                                            Phoenix, Arizona  85004
                                            Fax: (602) 256-2626
                                            Attention:  Gregg Ghelfi

                  with copy to:             Osborn Maledon PA
                                            2929 North Central, Suite 2100
                                            Phoenix, Arizona  85067
                                            Fax:  (602) 640-6068
                                            Attention:  William M. Hardin, Esq.

Any party may change its address for purposes of this Article by giving the other parties written notice of the new address in the manner set forth above.

         13.14. Governing Law; Jurisdiction; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona without regard to conflict of laws principles. Any action or proceeding seeking to enforce any provisions of, or based upon any right arising out of, this Agreement must be brought against any party hereto in the courts of the State of Arizona or the courts of the United States located within the State of Arizona, if it has or can acquire subject matter jurisdiction, and each of the parties consents to the personal jurisdiction of such courts (and of the appropriate appellate courts) in any action or proceeding described above and waives any objection to venue laid therein.

         13.15. Announcements. Seller will not make any announcements to the public concerning this Agreement or the transactions contemplated by this Agreement without the prior approval of Buyer, which shall not be unreasonably withheld.

         13.16. References. Unless otherwise specified, references to Sections or Articles are to Section or Articles in this Agreement.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.


                              Buyer:     MOBILE MINI, INC.



                                         By /s/ Lawrence Trachtenberg
                                            -----------------------------------
                                         Name: Lawrence Trachtenberg
                                         Its:  Executive Vice President

                              Seller:    NATIONAL SECURITY CONTAINERS, L.L.C.



                                         By /s/ Gregg  Ghelfi
                                            -----------------------------------
                                         Name:  Gregg Ghelfi
                                         Its:  President



                        Guarantor:        ALFRED R. GHELFI


                                         /s/ Al Ghelfi
                                         --------------------------------------
                                         Alfred R. Ghelfi

                                    The undersigned spouse of Alfred R. Ghelfi hereby consents to Guarantor binding the marital community only (and not as to any sole and separate property) under Sections
                                    11.1 and 11.2 of, and otherwise under, this
                                    Agreement:



                                         /s/ Jan Ghelfi
                                         --------------------------------------
                                         Name:  Janet M. Ghelfi